COMMONWEALTH OF KENTUCKY

                              DEPARTMENT OF STATE

                             [STATE SEAL GOES HERE]

                               SECRETARY OF STATE

                                DREXELL R. DAVIS

                              FRANKFORT, KENTUCKY

                                 =============

                                  CERTIFICATE

I, DREXELL R. DAVIS, Secretary of State for the Commonwealth of Kentucky, do certify that the foregoing writing has been carefully compared by me with the original record thereof, now in my official custody as Secretary of state and remaining on file in my office, and found to be a true and correct copy of Articles of Incorporation of LINCOLN FINANCE

     COMPANY OF LOUISVILLE, INC. FILED JULY 1, 1960,

     AMENDMENT CHANGING NAME TO:  LINCOLN FINANCE COMPANY, INC.
     FILED MARCH 30, 1962,
     AMENDMENT FILED APRIL 3, 1963,
     AMENDMENT FILED JANUARY 7, 1965,
     AMENDMENT CHANGING NAME TO: LINCOLN INTERNATIONAL CORPORATION FILED JANUARY 5, 1970
     AMENDMENT FILED FEBRUARY 18, 1971.




                                      IN WITNESS WHEREOF, I have hereunto
                                      set my hand and affixed my official seal.
                                      Done at Frankfort this 25th day of
                                      November, 1985

                                      /s/ DREXELL R. DAVIS
                                      ________________________
                                      Secretary of State,
                                      Commonwealth of Kentucky

                           ARTICLES OF INCORPORATION

                                       OF

                  LINCOLN FINANCE COMPANY OF LOUISVILLE, INC.

         a. The name of the Corporation shall be LINCOLN FINANCE COMPANY OF LOUISVILLE, INC.
         b. The objects and purposes for which this corporation is formed shall be to operate a petty loan company under the provisions of Chapter 288 of the Kentucky Revised Statutes and to carry on it business as provided therein; and in addition thereto, to draw, make, accept, endorse, execute, issue, discount and have discounted and to deal in every lawful manner in promissory notes, bills of exchange, trade acceptances and all other types of negotiable or transferrable instruments and to have all powers incident thereto; and to have all corporate powers in general as are set forth in Chapter 271 of the Kentucky Revised Statues.
         c. The duration of this Corporation shall be perpetual.
         d. The address of this Corporation's registered office in this State shall be Louisville, Kentucky; and the name and address of this Corporation's resident agent shall be D.C. Combs, 611 South Third Street, Louisville, Kentucky.
         e. The total authorized number of par value shares, and the par value of each share and the voting power of all shares shall be one thousand (1,000) shares of One Hundred ($100.00) per common stock and each share shall have one vote.
         f. The amount of capital with which the corporation shall start doing business is Twenty Thousand Dollars (20,000.00).
         g. The name and address of each incorporator and a statement of the number of shares of the Corporation subscribed for by each is as follows:

Incorporator                            Number of Shares Subscribed
------------                            ----------------------------

D.C. Combs
135 Dorchester Road
Anchorage, Kentucky                     1 share

John M. Berry
New Castle, Kentucky                    1 share

Erle W. Bishop
811 South Third Street
Louisville, Kentucky                    1 share

         h. The number of Directors to be elected at the First meeting of the shareholders shall be at least three (3).

                                /s/ D.C. COMBS
                                --------------------------

                                /s/ JOHN M. BERRY
                                 -------------------------

                                /s/ ERLE W. BISHOP
                                --------------------------

STATE OF KENTUCKY )
                  )
COUNTY OF         )

         There appeared before me this 29th day of June, 1960, D. C. Combs, John
M. Berry and Erle W. Bishop, who being first duly sworn, acknowledge that the foregoing articles of Incorporation was their act and deed.

                                        My commission expires  3/2/63

                                        /s/ BILLIE F KELLY
                                        ----------------------
                                        Notary Public

                LINCOLN FINANCE COMPANY OF LOUISVILLE, KENTUCKY
                       AMENDED ARTICLES OF INCORPORATION

         WHEREAS, the stockholders owning all of the issued and outstanding common stock of Lincoln Finance Company of Louisville, Inc. have agreed in writing to amend its Articles of Incorporation, said Articles are amended as follows:
         (a) The name of the corporation shall be Lincoln Finance Company, Inc.
         (b) In addition to the obligations and purposes set forth in the original Articles of Incorporation of Lincoln Finance Company of Loisville, Inc., the corporation shall have the power and authority to borrow money from banks, institutions, and individuals, including finance and redescount companies and to issue therefor promissory notes, certificates of deposit, and other similar evidences of debt, whose terms or conditions may subordinate the indebtedness evidenced thereby to the rights and claims of senior or primary creditors of the corporation.
         (c) The duration of the corporation shall be perpetual.
         (d) The registered office of the corporation is 809 South Third Street, Louisville, Kentucky, and D.C. Combs at said address is the resident agent of the corporation.
         (e) The corporation may issue ten thousand (10,000) shares of no par value Class A voting Common stock and one hundred ninety thousand (190,000) shares of no par value Non-Voting Common Stock. the outstanding four hundred
(400) shares of common stock having a par value of one hundred (100) dollars per share shall be surrendered to the corporation, and for each such share the corporation will issue twenty (20) shares of the no par value Class A Voting Common Stock.

         Both classes of common stock shall have equal rights of participation in the earnings of the company, but Class A. Non Voting Common Stock shall have no voting rights. Each share of Voting Common stock shall be entitled to one vote.
         (f) The affairs of the corporation shall be managed by a Board of Directors consisting of not less than three nor more than eleven members; and ownership of stock in the corporation shall not be pre-requisite to election to and membership on said board.

                 Witness our hands this 28th day of March, 1962.

ATTEST:

/s/ JOHN M. BERRY JR.                          /s/ D.C. COMBS
--------------------                           -------------------
Secretary                                       President

STATE OF KENTUCKY )

                        SCT.

COUNTY OF HENRY  )

         I, D. K. Floyd, Notary Public within and for the State and County aforesaid, do certify that on this date the foregoing Amended Articles of Incorporation, of Lincoln Finance Company of Loisville, Inc., was produced to me in my county by D.C. Combs, President, and John M. Berry Jr., Secretary, parties thereto, and was by them signed, acknowledged and delivered as their act and deed and as the act and deed of Lincoln Finance Company of Louisvile, Inc.

         My commission expires Janaury 20, 1964
         In testimony whereof, witness ny hand this 28 day of March 1962.

                        /s/ D.K. FLOYD
                        --------------------------
                        Notary Public, Henry County, Kentucky

                         LINCOLN FINANCE COMPANY, INC.
                     AMENDMENT OF ARTICLES OF INCORPORATION

         Whereas, the stockholders of Lincoln Finance Company, Inc. Louisville, Kentucky, at a special meeting held at its office at 809 South Third Street, Louisville, Kentucky at the hour of 7:00 o'clock P.M. the 13th day of March, 1963, and upon due notice of the specific purpose of said meeting, approved by the vote of a majority of the Company's voting power an amendment of Article F of the Articles of Incorporation of said Company so as to read as follows:

         The affairs of the Corporation shall be managed by a Board of Directors consisting of not less than three nor more than fifteen members; and ownership of stock in the Corporation shall not be a prerequisite to election to, and membership on, said Board.

Witness our hands this 2 day of April, 1963.

ATTEST:

/s/ D.C. COMB
--------------------------------
President

/s/ JOHN M. BERRY JR.
---------------------------------
Secretary

STATE OF KENTUCKY)

                        SCT.

COUNTY OF HENRY)

         I. D.K. Floyd, Notary Public within and for the State and County aforesaid, do certify that on this date the foregoing Amended Articles of Incorporation of Lincoln Finance Company, Inc. were produced to me in my County by D.C. Combs, President, and John M. Berry, Jr., Secretory, parties thereto, and was by them signed, acknowledged and delivered as their act and deed and as the act and deed of Lincoln Finance Company, Inc.

        My commission expires January 20, 1964
        Witness my hand this 2 day of April, 1963

                /s/ D.K. FLOYD
                ---------------------------
                Notary Public, Henry County, Ky.

                         LINCOLN FINANCE COMPANY, INC.
                             809 SOUTH THIRD STREET
                              LOUISVILLE, KENTUCKY

                                   AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION

KNOW ALL PERSONS BY THESE PRESENTS:

         WHEREAS, the stockholders owning at least two thirds in amount of each the voting and non-voting shares of the capital stock of Lincoln Finance Company, Inc., 809 South Third Street, Louisville, Kentucky, at a special meeting held at the office of the Company the 19th day of December, 1964 which was called upon due notice of the time, place and specific purpose thereof, approved an amendment to the Articles of Incorporation of said Company by which its 200,000 (10,000 Class A Common voting and 190,000 Class A Common non-voting) shares issued and authorized, no par value, may be increased to 1,000 (50,000 Class A Common voting and 950,000 Class A Common non-voting) shares, no par value -
         NOW THEREFORE, the Articles of Incorporation of Lincoln Finance Company, In., 809 South Third Street, Louisville, Kentucky, are hereby amended to read as follows:

         "The Capital Stock of the Corporation consisting of 200,000 (10,000 class A Common voting and 1900,000 Class A Common non-voting) shares, no par value, authorized and outstanding , shall be and the same is hereby, increased to 1,000,000 (50,000 Class A Common voting and 950,000 Class A non-voting) shares, no par value.
         "The relationship and rights of the classes of stock are unchanged. "In lieu of each share presently authorized five of the new shares are hereby authorized, and for each such share outstanding prior to this increase five new shares shall be exchanged."

         IN TESTIMONY WHEREOF, and pursuant to the action of the shareholders as above recited, we have caused this amendment to be adopted and we hereunto affix our signatures at Louisville, Kentucky, this 19th day of December, 1964.


/s/ D. C. COMBS                         /s/ F.P. HILDENBRAND
-----------------------                 ------------------------
PRESIDENT                               DIRECTOR


/s/ JOHN M. BERRY                       /s/ D.C. COMBS
-----------------------                 ------------------------

/s/ G.W. GARDNER
-----------------------                 ------------------------
DIRECTOR                                DIRECTOR

                                        ---------------------------
                                        DIRECTOR


ATTEST:
Seal

/s/ JOHN M. BERRY JR.
----------------------
SECRETARY

STATE OF KENTUCKY )

                  SCT.

COUNTY OF JEFFERSON)

         I, PEGGY SUE BRADSHAW, Notary Public within and for the State and County aforesaid, do certify that on this day the foregoing amendment to the Articles of Incorporation of Lincoln Finance Company, Inc., 809 South Third Street, Louisville, Kentucky, was produced to me in my County and was signed, acknowledged and delivered by D. C. Combs as President, and John M. Berry, Jr., Secretary, and John M. Berry, Sr., G. W. Gardner, F.P. Hildenbrand, Directors, as their act and deed ad as the act and deed of said Company.

        My commission expires the 20th day of July, 1967.
        Witness by hand and seal this 19th day of December, 1964.

                /s/ PEGGY SUE BRADSHAW
                ---------------------------
                Notary Public, Jefferson Co., Kentucky

                         LINCOLN FINANCE COMPANY, INC.

                     AMENDMENT TO ARTICLES OF INCORPORATION

         Pursuant to the action of the owners of 70% of the voting shares of Lincoln Finance Company, Inc., at a meeting held upon due and proper notice of the specific purpose thereof at the hour of 1:30 P.M. on Monday, June 2, 1969, in the office of the company at 617 Main Street, Shelbyville, Kentucky the Articles of Incorporation of said company are amended to read as follows:

         a. The name of the corporation shall be "Lincoln International, Corporation", with its registered office and principal place of business at 120 Village Square, Louisville, Kentucky.
         b. In addition to the objects and purposes set forth in Articles Of Incorporation and amendments the corporation shall have the authority to engage in the business of acquiring the assets of persons, partnerships and corporations, or any fractional interests therein in exchange for money, or shares of stock, or notes, or options, or warrants, to purchase shares of stock in this his company, or any combination thereof, and thus to serve and function as a holding company in the ownership, operation and management of businesses so acquired.

         IN TESTIMONY WHEREOF, D.C. Combs, as President, and John M. Berry, Jr., as Secretary of Lincoln Finance Company, Inc. have hereunto subscribed their names this 28th day of November, 1969.

/s/ D.C. COMBS , President
--------------

/s/ JOHN M. BERRY, JR.  , Secretary
----------------------

STATE OF KENTUCKY )

                  SCT.

COUNTY OF JEFFERSON )

         I, Bertha E. , Notary Public within and for the State and County aforesaid, do certify that on this date the foregoing Amendment to Articles of Incorporation were produced to me in my County by D.C. Combs, President, and John M. Berry, Jr., Secretary, of Lincoln Finance Company, Inc., and was by them signed, acknowledged and delivered as and for their act and deed and as the act and deed of Lincoln Finance Company, Inc.

        My commission expires   Notary Public Jefferson County, Ky.
                                expires July 7, 1972

        Witness my hand this 5 day of December, 1969

                /s/ BERTHA E.
                ------------------------------------------
                Notary Public, Jefferson County, Kentucky

This instrument was drafted by

                BERRY & FLOYD
                ATTORNEYS AT LAW
                NEW CASTLE, KENTUCKY
                BY

                     AMENDMENT TO ARTICLES OF INCORPORATION
                       LINCOLN INTERNATIONAL CORPORATION

         At a duly called special meeting of the shareholders of Lincoln International Corporation Friday, November 20, 1970 at 1:30 P.M., which was adjourned and reconvened at 1:30 P.M. Friday, December 18, 1970, all at Bourbon Stockyards Company, Louisville, Kentucky, at which meeting there were present in person and by proxy 509,703 shares of the 731,275 shares outstanding and upon the unanimous vote of all shares represented it was resolved that the articles of Incorporation of Lincoln International Corporation be amended so the Article
(e) should read as follows:

                                  ARTICLE (e)

         The corporation may issue 3,000,000 shares of capital stock consisting of 100,000 shares of class A common voting stock and 2,900,000 shares of class A common non-voting shares, all of no par value.

         The aforesaid increase in authorization shall be accomplished by splitting the existing 1,000,000 share authorization tow for one thereby creating 2,000,000 shares and by the authorization of 1,000,000 new and additional shares.

         The present and future holders of said shares shall neither have nor acquire the pre-emptive right to purchase shares from any new issue thereof or from any increase in authorization.

         WITNESS our hand as President and Secretary of Lincoln International Corporation this 30th day of January, 1971.

                                                /s/ D.C. COMBS
                                                ------------------------
                                                President

                                                /s/ JOHN M. BERRY, JR.
                                                ------------------------
                                                Secretary

STATE OF KENTUCKY )

                   SCT.

COUNTY OF HENRY  )

         I, Connie Ramsey, Notary Public within and for the State and County aforesaid, do certify that on this date the foregoing Amendment to Articles of Incorporation were produced to me in my County by D. C. Combs President, and John N. Berry, Jr. Secretary, of Lincoln International corporation and was by them signed, acknowledged and delivered as a and for their act and deed and as the act and deed of Lincoln International Corporation.

         My commission expires August 18, 1971.

         Witness my hand this 30th day of January, 1971.

                /s/CONNIE RAMSEY
                --------------------------------------
                Notary Public, Kentucky State at Large


This instrument was
drafted by

BERRY & FLOYD
ATTORNEYS AT LAW
NEW CASTLE, KENTUCKY
BY  /s/John M. Berry